Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we hereby consent to the inclusion of the information included in this Form S-4 Registration Statement with respect to the oil and gas reserves of Petrohawk Energy Corporation as of years ended December 31, 2006, 2007, and 2008. We hereby further consent to all references to our firm included in this Form S-4 Registration Statement and to the incorporation by reference in the Registration Statements on Forms S-8, Nos. 333-127011, 333-127012, 333-117733, 333-45298, 333-135828, 333-137346, and 333- 148434 and the Registration Statements on Form S-3, Nos. 333-124898, 333-120881, 333- 91496, 333-45586, 333-132565, 333-135830, and 333-137347, of such information.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Thomas J. Tella II, P.E.
Thomas J. Tella II, P.E. Senior Vice President

Dallas, Texas

August 28, 2009

Please be advised that the digital document you are viewing is provided by Netherland, Sewell & Associates, Inc. (NSAI) as a convenience to our clients. The digital document is intended to be substantively the same as the original signed document maintained by NSAI. The digital document is subject to the parameters, limitations, and conditions stated in the original document. In the event of any differences between the digital document and the original document, the original document shall control and supersede the digital document.